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                                                                                                                        Exhibit 11
                                                                                                                        ----------
                                    FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
                                    -----------------------------------------------------------
                                                   FIRST UNION MANAGEMENT, INC.
                                                   ----------------------------
                                         STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS
                                         -------------------------------------------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                               -------------------------------------

                                                                     Years Ended December 31,
                                                         ------------------------------------------------
                                                           1994          1993          1992          1991          1990
                                                         --------      --------      --------      --------      --------
Shares Outstanding (a):
 For computation of primary net
   income per share -
   Weighted average                                       18,105        18,086        18,086        18,098        18,134
   Share equivalents - Options                                --            10            --            --            --
                     - Restricted shares                      15            --            --            --            --
                                                          -------       -------       -------       -------       -------
       Adjusted shares outstanding                         18,120       18,096        18,086        18,098        18,134
                                                          =======      =======       =======       =======       =======

 For computation of fully diluted
  net income per share -
  Weighted average, without regard to,
      exercise under share option plans,
      or purchase of outstanding shares                   18,109        18,086       18,086        18,133         18,184
  Assumption of exercise under share
      option plans                                            --            10           --            --            --
  Weighted average of restricted
    shares granted                                            15
  Weighted average of outstanding
      shares purchased and retired                            (4)           --           --           (35)          (50)
                                                         -------       -------       ------        ------        ------
      Adjusted shares outstanding                         18,120        18,096       18,086        18,098        18,134
                                                         =======       =======       ======        ======        ======

Net Income:

  Net income applicable to shares
      of beneficial interest (used
      for computing primary and
      fully diluted net income per
      share)                                             $ 6,485       $13,984       $18,432       $18,236       $20,639
                                                         =======       =======       =======       =======       =======

  Net income per share of beneficial
   interest (a):
      Primary and fully diluted
        Income from operations                           $    .36      $   .57       $   .70       $   .74       $   .88
        Capital gains                                                      .27           .32           .27           .26
                                                         --------      -------       -------       -------       --------

        Income before extraordinary
         loss from early
         extinguishment of debt                               .36          .84          1.02          1.01          1.14

      Extraordinary loss from early
         extinguishment of debt                                --          .07            --            --           --
                                                         --------      -------       -------       -------       -------

        Net income                                       $    .36      $   .77       $  1.02       $  1.01       $  1.14
                                                         ========      =======       =======       =======       =======

(a)  The shares of beneficial interest and per share data have been restated for a 4% share dividend declared December 5, 1990 and distributed February 1, 1991.
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